Exhibit 4.1

NUMBER U-	UNITS
CUSIP: G6722X112

SEE REVERSE FOR CERTAIN DEFINITIONS

OCEANHAWK ACQUISITION II CORP.

UNITS CONSISTING OF ONE CLASS A ORDINARY SHARE AND ONE RIGHT TO RECEIVE ONE-TENTH OF ONE CLASS A ORDINARY SHARE

THIS CERTIFIES THAT	is the owner of	Units.

Each Unit (“Unit”) consists of one (1) Class A Ordinary Share, par value $0.0001 per share (“Class A Ordinary Shares”), of Oceanhawk Acquisition II Corp., a Cayman Islands exempted company (the “Company”), and one (1) right (the “Right”) to receive one-tenth of one Class A Ordinary Share upon consummation of the Company’s initial business combination (the “Business Combination”). The Class A Ordinary Shares and Rights comprising the Units represented by this certificate will begin separate trading on [●], 2026 unless StoneX Financial Inc. elects to allow separate trading earlier, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of its initial public offering and issuing a press release announcing when separate trading will begin.

Upon the consummation of the Business Combination, the Units represented by this certificate will automatically separate into the Class A Ordinary Shares and Rights comprising such Units.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

This certificate shall be governed by and construed in accordance with the laws of the State of New York.

Witness the facsimile signature of its duly authorized officers.

[TITLE]	[TITLE]

Oceanhawk Acquisition II Corp.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT —	________Custodian ________
TEN ENT	— as tenants by the entireties		(Cust) (Minor) under Uniform Gifts to Minors

JT TEN	— as joint tenants with right of survivorship and not as tenants in common		Act (State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________ hereby sell, assign and transfer unto ______________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_____ Units represented by the within Certificate, and does hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the register of members of the within named Company with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

In each case, as more fully described in the Company’s final prospectus dated [●], 2026, the holder(s) of this certificate shall be entitled to receive a pro rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Company redeems the Class A Ordinary Shares sold in its initial public offering and liquidates because it does not consummate an initial business combination by within twenty-four (24) months from the closing of the initial public offering or by such later date approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, (ii) the Company redeems the Class A Ordinary Shares sold in its initial public offering in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Class A Ordinary Shares if it does not complete an initial business combination within twenty-four (24) months from the closing of the initial public offering or by such later date approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, or (B) with respect to any other provision relating to the holder(s)’(s) rights or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Class A Ordinary Shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.